UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2013

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In conjunction with the Annual Meeting of Stockholders (the “Annual Meeting”) of Life Technologies Corporation (the “Company”) held on April 24, 2013, Arnold J. Levine, Ph.D. retired from the Board of Directors (the “Board”) immediately following the Annual Meeting in accordance with the retirement policy set forth in the Company’s Corporate Governance Principles, which provides that the Board only nominate directors who will be 72 years of age or younger on the date of election.

In conjunction with the Annual Meeting of the Company held on April 24, 2013, Bradley G. Lorimier retired from the Board immediately following the Annual Meeting in order to pursue other matters.

Item 5.07	Submission to a Vote of Security Holders

(a) On April 24, 2013, the Company held its Annual Meeting. The Company filed its Definitive Proxy Statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on March 15, 2013.

(b) As of March 6, 2013, the record date for the Annual Meeting, 170,950,970 shares of the Company’s common stock were issued and outstanding. A quorum of 137,120,658 shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1. The following members of the Board were elected as directors to serve until the 2014 annual meeting of stockholders and until their respective successors are elected and qualified.

	Total Votes For Each Director	Total Votes Against Each Director	Abstain	Broker Non-Votes

George F. Adam, Jr.	123,684,935	274,676	149,962	13,011,084

Raymond V. Dittamore	121,846,730	2,112,913	149,930	13,011,084

Donald W. Grimm	121,636,063	2,318,716	154,794	13,011,084

Craig J. Mundie	123,669,814	284,996	154,763	13,011,084

Ora H. Pescovitz, M.D.	122,254,631	1,706,307	148,635	13,011,084

Per A. Peterson, Ph.D.	123,731,382	224,954	153,237	13,011,084

2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

For	Against	Abstain
135,702,216	1,238,650	179,792

3. The approval of an advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2012. In accordance with the Company’s Bylaws and as disclosed in the Company’s 2013 Proxy Statement, neither abstentions nor broker non-votes have any effect upon the outcome of voting for this advisory vote. The advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2012 received approximately 88% of the affirmative vote of the votes cast (which excludes abstentions and broker non-votes).

For	Against	Abstain	Broker Non-Votes
109,090,881	14,631,161	387,530	13,011,085

4. The approval of the Company’s 2013 Equity Incentive Plan. In accordance with the Company’s Bylaws and as disclosed in the Company’s 2013 Proxy Statement, neither abstentions nor broker non-votes have any effect upon the outcome of voting for the approval of the 2013 Equity Incentive Plan. The approval of the 2013 Equity Incentive Plan received approximately 94% of the affirmative vote of the votes cast (which excludes abstentions and broker non-votes).

For	Against	Abstain	Broker Non-Votes
116,022,785	7,871,779	215,007	13,011,086

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John A. Cottingham
Chief Legal Officer

Date: April 24, 2013

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